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Exhibit 11(a) - Computation of Earnings Per Common Share

                    TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                          WINTHROP RESOURCES CORPORATION

           Computation of Pro Forma Combined Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

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Computation of Earnings Per Common                                                         Year Ended December 31,
Share for Statements of Operations:                                              ---------------------------------------
----------------------------------
                                                                                      1996         1995          1994
                                                                                 -----------   -----------   -----------
Income before extraordinary item                                                 $   100,377   $    73,207   $    79,544
Less: Dividends on preferred stock                                                   --                678         2,710
                                                                                 -----------   -----------   -----------
Income applicable to common stock before extraordinary item                      $   100,377   $    72,529   $    76,834
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------
Weighted average number of common and common equivalent shares outstanding:
   Weighted average common shares outstanding                                     41,605,374    41,299,756    39,728,799
   Dilutive effect of stock option plans and common stock warrants after
     application of treasury stock method                                            320,506       665,273     1,161,744
                                                                                 -----------   -----------   -----------
                                                                                  41,925,880    41,965,029    40,890,543
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------

Earnings per common share before extraordinary item                              $      2.39   $      1.73   $      1.88
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------

Computation of Fully Diluted Earnings
  Per Common Share(1):
--------------------------------------

Income before extraordinary item                                                 $   100,377   $    73,207   $    79,544
Add: Interest expense on 7 1/4% convertible subordinated debentures                      325           387           433
Less: Dividends on preferred stock                                                      --             678         2,710
                                                                                 -----------   -----------   -----------
Income applicable to common stock before extraordinary item                      $   100,702   $    72,916   $    77,267
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------

Weighted average number of common and common equivalent shares outstanding:
  Weighted average common shares outstanding                                      41,605,374    41,299,756    39,728,799
  Dilutive effect of stock option plans and common stock warrants after
    application of treasury stock method                                             336,969       740,693     1,405,141
  Dilutive effect from assumed conversion of 7 1/4% convertible subordinated
    debentures                                                                       421,415       504,661       582,508
                                                                                 -----------   -----------   -----------
                                                                                  42,363,758    42,545,110    41,716,448
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------

Earnings per common share before extraordinary item                              $      2.38   $      1.71   $      1.85
                                                                                 -----------   -----------   -----------
                                                                                 -----------   -----------   -----------


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(1)  This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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